Exhibit 99.1

BioCardia Presentations at Next Generation Cardiovascular Drug Development Summit Now Available

Sunnyvale, Calif. April 28, 2022 – BioCardia®, Inc. [Nasdaq: BCDA], a developer of cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases has made available two presentations from the “Next Generation Cardiovascular Drug Development Summit on Executing Cell and Gene Therapy for Cardiac Regeneration” which took place this week on April 26-27, 2023 in Boston, MA.

This inaugural summit was intended to delve into the understanding of genetic components of cardiovascular disease, utilization of biomarkers, delivery of precise cardiac therapeutics, optimization of preclinical animal models, and overcoming off-target genome editing to mitigate against toxicity and long-term effects and unlock the potential of novel biologics.

“Our role at this impressive gathering was to share details on our locally delivered cell-based therapies under clinical investigation, our allogeneic and autologous cell program synergies, and our prospective selection diagnostic activities to maximize the probability of clinical and commercial success for our therapeutic candidates. We are thankful for the learnings we took away from peer organizations from this meeting,” said BioCardia CEO Peter Altman, Ph.D.

The two presentations may be viewed at the links below:

●	Clinical Development Synergies of Autologous and Allogeneic Bone Marrow Derived Cell Therapies for Ischemic Heart Failure, presented by Dr. Peter Altman

●	Constructing a Selection Biomarker Panel in the CardiAMP Autologous Cell Therapy Phase III HFrEF & Phase III Chronic Myocardial Ischemia Programs, presented by Dr. Julie Phillips

About BioCardia®

BioCardia, Inc., headquartered in Sunnyvale, California, is a developer of two biotherapeutic platforms – the CardiAMP autologous bone marrow derived mononuclear cell therapy for cardiovascular indications, and the NK1R+ allogenic bone marrow derived mesenchymal stem cell therapies for cardiovascular and pulmonary diseases.  These platforms underlie four product candidates, each with the potential to meaningfully benefit millions of patients. Three of these investigational therapies are enabled by the Company’s proprietary biotherapeutic delivery platforms, which the Company also selectively licenses to other biotherapeutic development firms.

Forward Looking Statements:

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the Company’s investigational product candidates and efforts in ongoing clinical trials. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate.  Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 29, 2023, under the caption titled “Risk Factors.” BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Media Contact:
Anne Laluc, Marketing
Email: alaluc@biocardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@biocardia.com
Phone: 650-226-0120